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                                 Exhibit 23.1


                              Accountants' Consent



The Board of Directors
TransMontaigne Oil Company:

We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.



                             KPMG Peat Marwick LLP


May 3, 1996
Denver, Colorado